Exhibit 4.1

COMMON STOCK
No.	SEE REVERSE SIDE
INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE
UNILIFE CORPORATION
This Certifies that                    is the registered holder of                    fully paid and non-assessable Shares of Common Stock, par value $0.01 per share, of Unilife Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender to the Corporation or its transfer agent of this Certificate properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Certificate of Incorporation of the Corporation and the Bylaws of the Corporation, and all amendments thereof, copies of which are on file at the principal office of the Corporation and with the Transfer Agent. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar or its designated Agent.
Witness the facsimile signatures of its duly authorized officers.
Dated:

Authorized Signatures:

	, Secretary	, President
Countersigned and Registered:
          [Computershare]
                         Transfer Agent and Registrar

By:
Authorized Signature

[REVERSE SIDE OF CERTIFICATE]
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

UNIF GIFT MIN ACT —
TEN COM	—	as tenants in common	_____ Custodian _____
TEN ENT	—	as tenants by the entireties	(Cust) (Minor)
JT TEN	—	as joint tenants with right of	under Uniform Gifts to Minors
		survivorship and not as tenants	Act
		in common	(State)
Additional abbreviations may also be used though not in the above list.
For value received,                      hereby sells, assigns and transfers unto                      (Please insert social security or other identifying number of assignee)                                          (Please print or typewrite name and address, including zip code, of assignee)                                          Shares of the capital stock represented by the within Certificate, and does hereby irrevocably constitute and appoint                                          Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated	X

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17-Ad.